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                                                                    EXHIBIT 99.1

[COMPANY LOGO]                                                              News
2320 SCIENTIFIC PARK DRIVE                                               Release
WILMINGTON, NC 28405
NASDAQ: AAIIE

CONTACTS:
MEDIA:                                                    INVESTORS:

Andrea L. Johnston                                        James B. Sloan, Jr.
Vice President, Corporate Communications                  Senior Vice President,
910-254-7340                                              Corporate Finance
                                                          910-254-7690


                    AAIPHARMA COMMENCES CONSENT SOLICITATION

WILMINGTON, N.C., APRIL, 8 2004 -- aaiPharma Inc. (NASDAQ: AAIIE) announced today that it is soliciting consents (the "Solicitation") from holders of its 11% Senior Subordinated Notes due 2010. The Solicitation seeks approval of proposed amendments to, and waivers under, the indenture governing the Notes to address, among other things, aaiPharma's current inability to file its Form 10-K for the fiscal year ended December 31, 2003.

Holders of Notes who deliver and do not revoke consents prior to the expiration of the Solicitation will be entitled to receive a consent fee of $10 in cash for each $1,000 principal amount of Notes for which consents have been delivered by such holders. The payment of the consent fee is conditioned upon the proposed amendments to the indenture becoming operative. The consents will only become operative if the required consents are received, aaiPharma consummates an amendment or refinancing or other replacement of its senior credit agreement that waives all existing defaults thereunder and aaiPharma makes the interest payment that was due on the Notes on April 1, 2004 substantially concurrently with the date the consents become operative.

Among other matters, the proposed amendments would temporarily suspend aaiPharma's obligation under the indenture to file periodic and other reports with the SEC and modify aaiPharma's ability to incur indebtedness under certain circumstances. Each holder of Notes who consents to the proposed amendments will also waive certain past and prospective defaults under the indenture.

The receipt of valid and unrevoked consents from holders representing not less than a majority in aggregate principal amount of outstanding Notes is required for the consents to be effective.

The Solicitation will expire at 5:00 p.m., New York City time, on April 16, 2004, unless extended by aaiPharma. Holders of Notes as of 5:00 p.m., New York City time, on April 7, 2004 (the "Record Date"), will be eligible to consent.

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This news release is not a solicitation of consents with respect to any securities. The consent solicitation is being made only pursuant to the terms and conditions of the consent solicitation statement dated April 8, 2004, relating to the Notes and the accompanying documents. These documents can be obtained from Global Bondholder Services Corporation, the information agent for the Solicitation, at (212) 430-3774 (Banks and Brokers Call Collect) or (866) 470-3700 (Note holders Call Toll-Free). Questions regarding the Solicitation should be directed to Banc of America Securities LLC, the solicitation agent, at
(888) 292-0070 (U.S. Toll Free) or (704) 388-4813 (Collect). The Company
intends to include the Consent Solicitation Statement in a current report on Form 8-K to be furnished to the Securities and Exchange Commission on April 9, 2004. Once furnished to the SEC, the current report on Form 8-K may be accessed through the SEC's website at http://www.sec.gov.

ABOUT AAIPHARMA

aaiPharma Inc. is a science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 24 years of drug development expertise, the Company is focused on developing, acquiring, and marketing branded medicines in its targeted therapeutic areas. aaiPharma's development efforts are focused on developing improved medicines from established molecules through its significant research and development capabilities.

FORWARD LOOKING STATEMENTS

Information in this press release contains certain "forward-looking statements" under federal securities laws. The "forward-looking statements" herein involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to the receipt of requisite consents to approve the proposed amendments and waivers and the ability of the Company to amend, replace or refinance its senior credit facility on acceptable terms and to otherwise implement a plan to permit interest payments to be made to holders of its senior subordinated notes.